                                                                     Exhibit 4.6

                                                                     EXHIBIT D-2

                              FIRST AMENDMENT dated as of September 28, 1999
                        ("Amendment") to the Guaranty Agreement dated as of May 7, 1999 ("Agreement"), made by FiberNet Telecom, Inc., a Delaware corporation ("FiberNet Telecom"), FiberNet Equal Access, L.L.C., a New York limited liability company ("Equal Access"), and Local Fiber, L.L.C., a New York limited company ("Local Fiber" and together with FiberNet Telecom and Equal Access, the "Guarantors") to the purchasers named in the Purchase Agreement (as defined below).

            Reference is made to the Securities Purchase Agreement dated as of the date hereof (as the same may, from time to time, be supplemented, modified or amended, the "Purchase Agreement"), among FiberNet Telecom Group, Inc., a Nevada corporation (the "Company") and the purchasers listed therein (the "September Purchasers").

            In order to induce the September Purchasers to enter into the Purchase Agreement and in consideration of the Company's contribution of working capital to the Guarantors, each Guarantor has agreed to enter into this Amendment.

            ACCORDINGLY, in consideration of the premises and the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

      SECTION 1. DEFINITIONS.

            (a) Capitalized terms used and not otherwise defined in this Amendment have the meanings given to such terms in the Agreement.

            (b) Unless otherwise specified, references in this Amendment to any Section are references to such Section in this Amendment and references in any Section or definition to any clause are references to such clause of such Section or definition.

      SECTION 2. AMENDMENT.

            (a) All references to the "Secured Parties" or a "Secured Party" contained in the Agreement shall be amended to include the September Purchasers or a September Purchaser and the rights and obligations of each such September Purchaser shall be PARI PASSU with each such Secured Party under the Agreement.

            (b) All references to "Obligations" contained in the Agreement shall be amended to include all payment and performance of obligations at any time of the Loan Parties to the Secured Parties (including any successor or assigns thereof) under, arising out of, or in connection with, the Agreement and the other Loan Documents, whether direct or indirect, joint or several, absolute or contingent, or now existing or hereafter arising under the Agreement or any other Loan Documents ("the September Obligations") and the Obligations and the September Obligations shall be PARI PASSU under the Agreement.

            (c) All references to the "Loan Documents" contained in the Agreement shall be amended to include the September Loan Documents (as defined in the Securities Purchase Agreement).

      SECTION 3. NOTICES. All notices, demands and requests of any kind to be delivered to any party in connection with this Amendment shall be in writing and shall be (a) delivered personally, (b) sent by nationally-recognized overnight courier, (c) sent by first class, registered or certified mail, return receipt requested or (d) sent by facsimile, in each case to such party at its address as follows:

                        (i)   if to any Guarantor, to:

                              FiberNet Telecom, Inc.
                              570 Lexington Avenue
                              New York, New York  10022
                              Attention:  President
                              Telephone:  (212) 405-6200
                              Telecopier:  (212) 421-8920

                        with a copy to:

                              O'Sullivan Graev & Karabell, LLP
                              30 Rockefeller Plaza
                              New York, NY 10112
                              Telephone: (212) 408-2400
                              Telecopier: (212) 408-2420
                              Attention:  Gordon R. Caplan, Esq.

                        (ii)  if to the Collateral Agent, to:

                              Signal Equity Partners, L.P.
                              10 East 53rd Street, 32nd Floor
                              New York, New York  10022
                              Attention:  Timothy Bradley
                              Telephone:  (212) 872-1180
                              Telecopier:  (212) 872-1192

                        with a copy to:

                              Chadbourne & Parke LLP
                              30 Rockefeller Plaza
                              New York, New York  10112
                              Telephone:  (212) 408-5100
                              Telecopier:  (212) 541-5369

                              Attention:  David Schwartzbaum, Esq.

Any notice, demand or request so delivered shall constitute valid notice under this Amendment and shall be deemed to have been received (a) on the day of actual delivery in the case of personal delivery, (b) on the next Business day after the date when sent in the case of delivery by nationally-recognized overnight courier, (c) on the fifth Business Day after the date of deposit in the U.S. mail in the case of mailing or (d) in the case of a facsimile transmission, on the day sent, if sent on a Business Day, or, if not sent on a Business Day, on the next Business Day after the day sent. Any party hereto may from time to time by notice in writing served upon each of the other parties hereto as aforesaid designate a different mailing address or a different person to which all such notices, demands or requests thereafter are to be addressed.

      SECTION 4. GOVERNING LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of New York (without giving effect to principles of conflicts of laws).

      SECTION 5. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of each Guarantor, the Secured Parties and their successors and permitted assigns. This Amendment is not assignable except in accordance with the Purchase Agreement. Any purported assignment inconsistent with this provision shall be null and void.

      SECTION 6. AMENDMENTS AND WAIVERS. Any provision of this Amendment may be amended or waived, but only pursuant to a written agreement signed by each Guarantor and the Majority in Interest.

      SECTION 7. SEVERABILITY. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 8. SECTION HEADINGS. Section headings used in this Amendment are for convenience only and are not to affect the construction of, or be taken into consideration in interpreting, this Amendment.

      SECTION 9. COUNTERPARTS. This Amendment may be executed in any number of identical counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

                                     * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Guaranty Agreement to be executed by their authorized officers, all as of the date first written above.

                                 FIBERNET TELECOM, INC.


                                 By:
                                    -------------------------------
                                    Name:  Michael S. Liss
                                    Title:  President


                                 FIBERNET EQUAL ACCESS, L.L.C.


                                 By:
                                    -------------------------------
                                    Name:  Michael S. Liss
                                    Title:  President


                                 LOCAL FIBER, L.L.C.


                                 By:
                                    -------------------------------
                                    Name:  Michael S. Liss
                                    Title:  President


                                 SIGNAL EQUITY PARTNERS, L.P.
                                        AS COLLATERAL AGENT

                                        By:  Signal Equity Advisors, L.P.
                                        Its:  General Partner

                                        By:  Signal Equity Advisors, Inc.
                                        Its:  General Partner


                                 By:
                                    -------------------------------
                                    Name:  Timothy P. Bradley
                                    Title:  President

                                                                         ANNEX I

                              SEPTEMBER PURCHASERS

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
Signal Equity Partners, L.P.
10 E. 53rd Street                      Penny Lane Partners, L.P.
32nd Floor                             767 Fifth Avenue
New York, NY  10022                    New York, NY 10153
Attn:  Timothy Bradley                 Attn:  William R. Denslow, Jr.
Telephone:  (212) 872-1180             Telephone:  (212) 980-4292
Telecopier:  (212) 872-1192            Telecopier:  (212) 319-6046

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Waterview Partners, LP                 Gordon R. Caplan
1114 Avenue of the Americas            c/o O'Sullivan Graev & Karabell, LLP
38th Floor                             30 Rockefeller Plaza
New York, NY  10036                    New York, NY  10112
Attn:  William Vrattos                 Telephone:  (212)  408-2400
Telephone:  (212) 277-5641             Telecopier:  (212) 408-2420
Telecopier:  (212) 354-4643

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Exeter Capital Partners IV, L.P.       Robert I. Bodian
c/o The Exeter Group                   c/o O'Sullivan Graev & Karabell, LLP
10 E. 53rd Street                      30 Rockefeller Plaza
New York, NY  10022                    New York, NY  10112
Attn:  Keith Fox                       Telephone:  (212)  408-2400
Telephone:  (212) 872-1172             Telecopier:  (212) 408-2420
Telecopier:  (212) 872-1198

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Exeter Equity Partners, L.P.           Madison Investment Partners II LP
c/o The Exeter Group                   660 Madison Avenue
10 E. 53rd Street                      15th Floor
New York, NY  10022                    New York, New York 10021
Attn:  Keith Fox                       Telephone:  (212) 223-2600
Telephone:  (212) 872-1172             Telecopier:  (212) 223-8208
Telecopier:  (212) 872-1198            Attn:  B. Martha Cassidy

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Fiber Island, LLC
499 Park Avenue                        Burden Direct Investment Fund III
24th Floor                             10 East 53rd Street
New York, NY  10022                    32nd Floor
Attn:  Richard O'Connell               New York, NY 10022
Telephone:  (212) 702-0606             Attn:  Jeffrey Weber
Telecopier:  (212) 421-0169            Telephone:  (212) 872-1133
                                       Telecopier:  (212) 872-1199
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

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Howard Bergtraum                       Delta Opportunity Fund, Ltd
c/o O'Sullivan Graev & Karabell, LLP   c/o International Fund Administration, Ltd.
30 Rockefeller Plaza                   Suite 464
New York, NY  10112                    48 Par La Ville Road
Telephone:  (212)  408-2400            Hamilton HM11
Telecopier:  (212) 408-2420            Bermuda
                                       Telephone:  (441) 295-4718
                                       Telecopier:  (441) 295-9637

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                                       Delta Opportunity Fund (Institutional), LLC
                                       c/o Diaz & Altschul Management, LLC
                                       745 Fifth Avenue
                                       Suite 1710
                                       New York, New York 10151
                                       Attn:  Arthur G. Altschul, Jr.
                                       Telephone:  (212) 751-1011
                                       Telecopier:  (212) 751-5757

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                                       Reinaldo M. Diaz
                                       New York, New York
                                       Telephone:
                                       Telecopier:

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                                       Overbrook Fund I, LLC
                                       c/o Overbrook Management Corporation
                                       521 Fifth Avenue
                                       15th Floor
                                       New York, New York 10175
                                       Attn:  Nora E. Jobson
                                       Telephone:  (212) 661-8710
                                       Telecopier:  (212) 661-8664

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